UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2022 (July 11, 2022)

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive

Plano, TX 75024

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	RETA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

Effective July 11, 2022, the Board of Directors (the “Board”) of Reata Pharmaceuticals, Inc. (the “Company”) has appointed Steven W. Ryder, M.D. to the Board as a Class I director, with a term expiring at the 2025 annual meeting of stockholders of the Company. Dr. Ryder has also been appointed as a member to the Nominating and Corporate Governance Committee and the Regulatory Development Committee.

Steven W. Ryder, M.D. brings over 35 years of experience in the biopharmaceutical industry, serving in various development roles globally. Dr. Ryder has served as the Chief Medical Officer of Rallybio Corporation since January 2019. Previously, Dr. Ryder served as Chief Development Officer at Alexion Pharmaceuticals, Inc. from July 2013 to December 2018. From April 2008 to April 2013, Dr. Ryder served as President of Astellas Pharma Global Development, Inc. Prior to joining Astellas, Dr. Ryder worked at Pfizer Inc. for 21 years where he held positions of increasing responsibility, including head of worldwide clinical development. He is the past-President of the American Society of Clinical Pharmacology and Therapeutics, has held leadership positions in the Health Section Governing Board, Regulatory Executive Committee, and Board of BIO, and the Science and Regulatory section of the Pharmaceutical Research and Manufacturers of America (“PhRMA”), is a member of the Clinical Pharmacology Advisory Board of the PhRMA Foundation, and is an active member of several editorial boards. Dr. Ryder has served as the industry representative on the U.S. Food and Drug Administration’s Metabolic/Endocrine Drugs Advisory Committee. Dr. Ryder earned an M.D. from the Icahn School of Medicine at Mount Sinai. Our Board believes Dr. Ryder is qualified to serve on our Board due to his extensive drug development experience at biopharmaceutical companies.

There are no arrangements or understandings between Dr. Ryder and any other person pursuant to which Dr. Ryder was selected as a director. Dr. Ryder has no family relationships with any director or executive officer of the Company or any person chosen by the Company to become a director or executive officer. There are no transactions in which Dr. Ryder has an interest requiring disclosure under Item 404(a) of Regulation S-K. Additionally, the Board has determined that Dr. Ryder satisfies the independence requirements of the Nasdaq Stock Market listing rules and the Securities and Exchange Commission for purposes of service on the Nominating and Corporate Governance Committee.

Upon his appointment to the Board, Dr. Ryder received the standard non-employee director compensation for serving on the Board, including (i) a pro-rated annual grant of 5,492 Company stock options to purchase shares of the Company’s Class A common stock (“Stock Options”) with a Black-Scholes value of $122,790, which will vest in four equal installments on September 8, 2022, December 8, 2022, March 8, 2023, and June 7, 2023 (the “Vesting Dates”), (ii) a pro-rated annual grant of 3,794 restricted stock units valued at $122,774 that are settled with shares of the Company’s Class A common stock (“RSUs”), which will vest on June 7, 2023, (iii) a one-time grant of 6,038 Stock Options with a Black-Scholes value of $134,998, which will vest annually over three years in equal installments, and (iv) a one-time grant of 4,171 RSUs valued at $134,974, which will vest annually over three years in equal installments. In addition, Dr. Ryder will be entitled to receive $65,000 per year in Board and committee fees, payable in equal quarterly amounts after each quarterly Board meeting. Dr. Ryder has the option to elect to receive all or a portion of the Board and committee fees in the form of Stock Options and RSUs, or in the form of all Stock Options, in lieu of cash fees. Dr. Ryder has elected to receive Stock Options and RSUs in lieu of his annual Board and committee fees of $65,000, which resulted in Dr. Ryder receiving 1,322 Stock Options with a Black-Scholes value of $29,557 on July 11, 2022, which will vest in four equal installments on the Vesting Dates, and 913 RSUs valued at $29,545, which will vest on June 7, 2023. All of the Stock Options have an exercise price of $32.36, which was the closing price of the Class A common stock on July 11, 2022.

Also, in connection with Dr. Ryder’s election to the Board, Dr. Ryder has entered into the Company’s standard form of indemnification agreement. Pursuant to the terms of this agreement, the Company may be required from time to time, among other things, to indemnify Dr. Ryder for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors. The foregoing description does not purport to be complete and is qualified by reference to the copy of the indemnification agreement attached as Exhibit 10.1 hereto, which is incorporated by reference into this report in its entirety.

As a result of the appointment of Dr. Ryder as a director of the Company, effective as of July 11, 2022, the members of the Company’s Board are Martin W. Edwards, M.D., J. Warren Huff, William D. McClellan, Jr., R. Kent McGaughy, Jr., Christy J. Oliger, William E. Rose, Shamim Ruff, and Steven W. Ryder, M.D.

Item 7.01. Regulation FD Disclosure.

On July 11, 2022, the Company issued a press release announcing the appointment of Dr. Ryder to the Board. A copy of the press release is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Report under this heading, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1+	Indemnification Agreement by and between the Company and Steven W. Ryder, dated as of July 11, 2022.
99.1*	Press release dated July 11, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Indicates management contract or compensatory plan.

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: July 12, 2022	By:	/s/ Manmeet S. Soni
Manmeet S. Soni
President, Chief Operating Officer, and Chief Financial Officer